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                                                                    EXHIBIT 23.3

               CONSENT OF BRAY, BECK & KOETTER, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the registration statements on Form S-8 (No.'s 333-04224, 333-27353 and 333-37191) and Form S-3 No.'s
333-25437, 333-30803, 333-45353, 333-45595 and 333-46891 of REMEC, Inc. of our
report dated February 28, 1997, with respect to the financial statements of Q-bit Corporation as of December 31, 1996, and for the two years then ended, included in the consolidated financial statements of REMEC, Inc. in its Annual Report on Form 10-K/A for the year ended January 31, 1999.

                                          /s/ BRAY, BECK & KOETTER

Melbourne, Florida
July 21, 1999